Exhibit 99.4

ARTICLES OF INCORPORATION
OF
TRAVELCENTERS OF AMERICA INC.

ARTICLE I

FORMATION AND NAME

Section 1.1                                    Formation.  The undersigned, Mark R. Young, whose address is Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, being at least 18 years of age, by these Articles of Incorporation and by Articles of Conversion effective as of 12:01 a.m., Eastern time, on August 1, 2019 (the “Effective Time”), does hereby convert TravelCenters of America LLC, a Delaware limited liability company formed on October 10, 2006, into a corporation (the “Corporation”) formed under the general laws of the State of Maryland.

Section 1.2                                    Name.  The name of the Corporation is:

TravelCenters of America Inc.

ARTICLE II

PURPOSE

Section 2.1                                    Purpose.  The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the “MGCL”).

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

Section 3.1                                    Principal Office in State and Resident Agent.  The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.  The resident agent is a Maryland corporation.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1                                    Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors (the “Board” or “Board of Directors”). The enumeration and definition of particular powers of the Board included in the charter (as the term “charter” is defined in the MGCL, the “Charter”) or in the Bylaws of the Corporation, as in effect from time to time (the “Bylaws”), shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland or any other applicable laws.

Section 4.2                                    Number and Classification of Directors; Removal; Vacancy.

(a)                                 Number and Qualification of Directors.  The total number of directors of the Corporation (each a “Director”) initially shall be five, which number may be increased or decreased only by the Board in the manner provided in the Bylaws.  At the Effective Time, three of the Directors shall be “Independent Directors,” and the remaining two Directors shall be “Managing Directors,” as each term is defined below.  “Independent Directors” shall be those Directors who meet the qualifications as independent directors under the applicable rules of the Securities and Exchange Commission and each exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time (the “Exchange Act”), and any successor to such statute, on which the shares of Common Stock, as defined below, or other securities of the Corporation are listed for trading from time to time.  “Managing Directors” shall mean Directors who are not Independent Directors.  If at any time the Board shall not be comprised of a majority of Independent Directors, the Board shall take such actions as will cure such condition, including increasing the size of the Board and electing one or more Independent Directors; provided, however, that the fact that the Board does not have a majority of Independent Directors at any time or from time to time shall not affect the validity of any action taken by the Board.  The Board may from time to time and by amendment of the Bylaws, establish different or additional qualifications for Directors, including altering the number of Independent Directors and Managing Directors.

(b)                                 Classification.  The Directors (other than any Director elected solely by holders of shares of one or more classes or series of stock of the Corporation established in the future) shall be classified into three classes, Class I, Class II and Class III.  Directors in Class I shall serve for a term ending at the annual meeting of stockholders to be held in 2020; Directors in Class II shall serve for a term ending at the annual meeting of stockholders to be held in 2021; and Directors in Class III shall serve for a term ending at the annual meeting of stockholders to be held in 2022 and, in each such case, until their successors are duly elected and qualify or until their earlier death, resignation or removal.  The number of Directors in each class shall be as nearly equal in number as possible, as determined by the Board.  At each annual meeting of the stockholders, the successors to the class of Directors whose term expires at such meeting shall be elected to serve for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

The names of the initial Directors are:

Name	Class
Joseph L. Morea, Independent Director	I
Andrew J. Rebholz, Managing Director	I
Barbara D. Gilmore, Independent Director	II
Adam D. Portnoy, Managing Director	II
Lisa Harris Jones, Independent Director	III

(c)                                  Removal of Directors.  Subject to the rights of holders of any one or more future classes or series of the Corporation’s stock to elect or remove one or more Directors, any Director may be removed at any time but only for cause and then only by the affirmative vote of stockholders entitled to cast at least 75% of all votes entitled to be cast on the matter, and stockholders may not otherwise remove any Director.  For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, incapacity, conviction of a felony or a final judgment of a court or arbitration panel of competent jurisdiction holding that such Director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

(d)                                 Vacancy on the Board.  The Corporation elects under Section 3-804(c) of the MGCL, effective at the Effective Time, that, except as may be provided by the Board of Directors in setting the terms of any class or series of the Corporation’s stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the Directors remaining in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.  If for any reason the Corporation shall change this election, thereafter, except as may be provided by the Board of Directors in setting the terms of any class or series of the Corporation’s stock or as required by the MGCL, any and all vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the Directors remaining in office, even if the remaining Directors do not constitute a quorum.  If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect the Charter or the Bylaws or the powers of the remaining Directors hereunder or thereunder.

Section 4.3                                    Determinations by Board.  The determination as to any matter, made by, or pursuant to the direction of, the Board shall be final and conclusive and shall be binding upon the Corporation and every holder of any class or series of its stock, including any determination as to any of the following matters:  the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of the Corporation’s stock) or of the Bylaws; the number of shares of any class or series of the Corporation’s stock; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of any class or series of the Corporation’s stock; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of Directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

Section 4.4                                    Bylaws and Proxies.  The Board, without any action by holders of any shares of any class or series of the Corporation’s stock, shall have and exercise, on behalf of the Corporation, without limitation, (a) the exclusive power to adopt, amend and repeal the Bylaws, (b) the power to solicit proxies from holders of shares of any class or series of the Corporation’s stock and (c) the power to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

Section 4.5                                    Corporate Opportunities.  The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more Directors or officers of the Corporation.  In addition, unless otherwise provided in a written agreement with the Corporation, notwithstanding any duty that might otherwise exist at law or in equity, it shall not be a breach of any duty or any other obligation of any type whatsoever of any Director for such Director or Affiliates of such Director to engage in outside business interests and activities in preference to or to the exclusion of the Corporation or in direct competition with the Corporation; provided however, that no confidential information of the Corporation may be used by any such Person.  Notwithstanding any duty that might otherwise exist at law or in equity, Directors shall have no obligation under the Charter or the Bylaws or as a result of any duty expressed or implied by law to present business opportunities to the Corporation that may become available to such Director or to Affiliates of such Director and the taking by such Director for himself or herself, or the offering or other transfer to another person or entity, of any such business opportunity shall not constitute or be construed or interpreted as (1) an act or omission of the Director committed in bad faith or as the result of active or deliberate dishonesty or (2) receipt by the Director of an improper benefit or profit in money, property, services or otherwise.  As used herein: (i) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question; (ii) “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and (iii) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity.

ARTICLE V

STOCK

Section 5.1                                    Authorized Stock.  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 16,000,000, consisting of 16,000,000 shares of common stock, par value 0.001 per share (“Common Stock”).  The aggregate par value of all authorized shares of stock having par value is $16,000.00.  If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article V, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case, by the number of shares so classified or reclassified.  Notwithstanding anything contained in the Charter to the contrary, the Board, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2                                    Issuance of Stock.  The Board may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.3                                    Classified or Reclassified Shares.  Notwithstanding anything contained in the Charter to the contrary, the Board may, by articles supplementary, classify any unissued shares of stock of the Corporation or reclassify any previously classified but unissued shares of stock of the Corporation from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of stock.  Prior to the issuance of classified or reclassified shares of any class or series, the Board by resolution shall:  (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”).  Any of the terms of any class or series of stock set or changed pursuant to this Article V may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 5.4                                    Common Stock.  Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, and subject to any voting rights provided to holders of another class or series of stock at any time outstanding, each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of stockholders.  The Board may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 5.5                                    Preferred Stock.  Notwithstanding anything contained in the Charter to the contrary, the Board is expressly authorized to provide, out of the authorized and unissued shares of stock of any class, for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock, as shall be stated and expressed in the resolution or resolutions adopted by the Board, and set forth in articles supplementary filed with the SDAT.  Holders of a class or series of preferred stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Charter (including any articles supplementary relating to such series).

Section 5.6                                    Certain Voting Standards.  Subject to any voting rights provided to holders of another class or series of stock at any time outstanding and except as otherwise provided in the Charter or required by law, any matter submitted by the Board to the stockholders for approval or otherwise voted upon by the stockholders, shall require the following vote by the stockholders, at a meeting of stockholders duly called and at which a quorum is present, in order for the matter to be approved by stockholders: (i) the election of any Managing Director or any Independent Director in an uncontested election (which, for purposes of the Charter, is an election in which the number of nominees for election equals or is less than the number to be elected at a meeting), a plurality of all the votes cast by stockholders entitled to vote on the matter, voting together as a single class; (ii) any other election of a Director nominated by the Board, the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the election, voting together as a single class; (iii) any other matter that has been approved previously by the Board, a majority of all votes cast by stockholders entitled to vote on the matter, voting together as a single class; and (iv) any matter that has not been approved previously by the Board, the affirmative vote of stockholders entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter, voting together as a single class.  There shall not be cumulative voting of shares of Common Stock.

Section 5.7                                    Extraordinary Actions.  Except as specifically otherwise provided in the Charter, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if first approved and declared advisable by a majority of the Board and taken or approved by:  (i) the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law hereafter permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast by stockholders on the matter or any such lesser proportion permitted under Maryland law.

Section 5.8                                    Distributions.

(a)                                 The Board from time to time may authorize the Corporation to declare and pay to its stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board in its sole discretion shall determine.  The exercise of the powers and rights of the Board pursuant to this 0 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

(b)                                 Except as may otherwise be provided in the terms of any class or series of preferred stock, in determining whether a distribution is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution, shall not be added to the Corporation’s total liabilities.

Section 5.9                                    No Preemptive or Subscription Rights.  Except as may be provided by the Board in setting the terms of classified or reclassified shares of the Corporation’s stock pursuant to this Article V or as may otherwise be provided by a contract approved by the Board, no holder of shares of any class or series of the Corporation’s stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of any class or series of the Corporation’s stock or any other security of the Corporation which it may issue or sell.

Section 5.10                             Special Meetings.  A special meeting may be called in the manner authorized by the Bylaws.  Subject to any requirements contained in the Bylaws related to the calling of special meetings, if at the time stockholders are entitled by law to cause a special meeting of the stockholders to be called, the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such special meeting shall be required to cause the special meeting to be called.

Section 5.11                             Actions of Stockholders by Written Consent.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by a unanimous written consent of the stockholders entitled to vote on the action.

Section 5.12                             Stockholder Proposals.

(a)                                 Stockholder Proposals Causing Covenant Breaches.  At the same time as or prior to the submission of any stockholder proposal of business to be conducted at an annual or special meeting that, if approved and implemented by the Corporation, would cause the Corporation to be in breach of any covenant of the Corporation in any existing or proposed debt instrument of the Corporation or agreement of the Corporation with any lender, the proponent stockholder or stockholders must submit to the Secretary of the Corporation at the principal executive offices of the Corporation any information or materials required by the Bylaws and (i) evidence satisfactory to the Board of Directors of the lender’s willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender and the payment of all related interest, prepayment premiums, breakage costs and other amounts due and payable in connection with such repayment satisfactory to the Board of Directors, specifically identifying the source of funds to be used in the repayment and related payments and presenting evidence satisfactory to the Board of Directors that the identified funds could be applied by the Corporation to the repayment.

(b)                                 Stockholder Proposals Requiring Regulatory Notice, Consent or Approval.  At the same time or prior to the submission of any stockholder proposal of business to be conducted at an annual or special meeting that, if approved, could not be implemented by the Corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent stockholder or stockholders must submit to the Secretary of the Corporation at the principal executive offices of the Corporation any information or materials required by the Bylaws and (i) evidence satisfactory to the Board of Directors that any and all required notices, consents or approvals have been given or obtained or (ii) a plan, satisfactory to the Board of Directors, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal.

Section 5.13                             Appraisal Rights.  Holders of shares of the Corporation’s stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute.

Section 5.14                             Charter and Bylaws.  All Persons who acquire or receive stock in the Corporation shall acquire or receive its shares, and the rights of all stockholders and the terms of all stock of the Corporation are, subject to the provisions of the Charter and the Bylaws.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1                                    Definitions.  For the purpose of this Article VI, the following terms shall have the following meanings:

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the U.S.  Government shall not be regarded as a business day.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 6.2(a)(ii) and Section 6.3(a).

“Charitable Trustee” shall mean the Person, unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation from time to time to serve as trustee of the Charitable Trust.

“Closing Price” with respect to Shares on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case, as reported on the principal consolidated transaction reporting system with respect to such Shares, or if such Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over-the-counter market, or if no trading price is available for such Shares, the fair market value of such Shares as determined in good faith by the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor to such statute.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board pursuant to Section 6.2(f)(i).

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board pursuant to Section 6.2(f), and subject to adjustment pursuant to Section 6.2(f)(iv), the percentage limit established by the Board pursuant to Section 6.2(f).

“Market Price” on any date shall mean, with respect to any class or series of Shares, the Closing Price for such Shares on such date.

“National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, and any successor to such statute.

“Ownership Limit” shall mean (i) with respect to Common Stock, 5.0% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock; and (ii) with respect to any other class or series of Shares, 5.0% (in value or number of shares, whichever is more restrictive) of the outstanding Shares of such class or series.

“Person” shall mean an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government agency or political subdivision thereof or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and any successor to such statute.

“Prior LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated October 10, 2016, as amended and in effect immediately prior to the Effective Time.

“Prohibited Owner” shall mean any Person who, but for the provisions of Section 6.2(a), would Constructively Own Shares in excess of the Ownership Limitation, and if appropriate in the context, shall also mean any Person who would have been the Record Holder of Shares that the Prohibited Owner would have so owned.

“Stockholders” shall mean the holders of Shares.

“Shares” shall mean the shares of any class or series of capital stock in the Corporation (but excluding any options, rights, warrants and appreciation rights relating to a share of capital stock in the Corporation), including shares of Common Stock.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including without limitation, (a) any change in the capital structure of the Corporation which has the effect of increasing the total equity interest of any Person in the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Constructively Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 6.2                                    Restrictions on Ownership and Transfer of Shares.

(a)                                 Ownership Limitations.

(i)                                     Basic Restrictions.  (A) No Person, other than an Excepted Holder, shall Constructively Own Shares in excess of the Ownership Limit, and (B) no Excepted Holder shall Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                                  Transfer in Trust.  If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Constructively Owning Shares in violation of Section 6.2(a)(i)(A) or 6.2(a)(i)(B), as applicable; (x) then that number of Shares the Constructive Ownership of which otherwise would cause such Person to violate Section 6.2(a)(i)(A) or 6.2(a)(i)(B), (rounded upward to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or (y) if the transfer to the Charitable Trust described in clause (x) of this sentence would not be effective for any reason to prevent the violation of Section 6.2(a)(i)(A) or 6.2(a)(i)(B), as applicable, then, to the fullest extent permitted by law, the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.2(a)(i)(A) or 6.2(a)(i)(B), as applicable, shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)                                 Remedies for Breach.  If the Board or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 6.2(a)(i) or that a Person intends to acquire or has attempted to acquire Constructive Ownership of any Shares in violation of Section 6.2(a)(i) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event (and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 8.2); provided, however, that any Transfer or attempted Transfer or other event in violation of Section 6.2(a)(i) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable under Section 6.2(a)(ii)(y) such Transfer (or other event) shall, to the fullest extent permitted by law, be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(c)                                  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Constructive Ownership of Shares that will or may violate Section 6.2(a)(i), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 6.2(a)(ii)(x), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request.

(d)                                 Owners Required to Provide Information.  Every Stockholder of record of more than five percent of the outstanding Shares of any series or class, within 30 days after the end of each taxable year and also within 30 days after a request from the Corporation, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares owned and a description of the manner in which such Shares are held; provided that a Stockholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Stockholder of record is nominee.  Each such Stockholder of record and each Actual Owner shall provide to the Corporation such additional information as the Corporation may request in order to ensure compliance with the Ownership Limit.

(e)                                  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the Board shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based upon the facts known to it.  If Section 6.2 or 6.3 requires an action by the Board and the Charter does not contain a specific provision authorizing such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 6.1, Section 6.2 or Section 6.3.

(f)                                   Exceptions.

(i)                                     The Board, in its sole discretion (without the application to the fullest extent permitted by law of any duty), may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) (1) the Board shall have determined, in its sole discretion (without the application to the fullest extent permitted by law of any duty), that the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this Article VI, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Corporation is a party or reasonably expects to become a party and (2) the Board shall have determined, in its sole discretion (without the application to the fullest extent permitted by law of any duty), and in the case of each individual Director, in his or her business judgment, that the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this Article VI, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Corporation; and (B) such Requesting Person provides to the Board, for the benefit of the Corporation, such representations and undertakings, if any, as the Board may, in its sole discretion (without the application to the fullest extent permitted by law of any duty), determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 6.2(f)(i) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 6.2(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this subparagraph (i)).  If a member of the Board requests that the Board grant an exception pursuant to this subsection (f) with respect to such member, or with respect to any other Person if such member of the Board would be considered to be the Constructive Owner of Shares owned by such other Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

(ii)                                  In determining whether to grant any exemption pursuant to Section 6.2(f)(i), the Board may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting

Person’s ownership of Shares would interfere with the conduct of the Corporation’s business, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Corporation’s existing contractual arrangements and (E) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Corporation or affect its policies in a way which the Board, in its sole discretion (without the application to the fullest extent permitted by law of any duty), considers adverse to the best interest of the Corporation or the Stockholders.  Nothing in this Section 6.2(f)(ii) shall be interpreted to mean that the Board may not act in its sole discretion (without the application to the fullest extent permitted by law of any duty) in making any determination under Section 6.2(f)(i).

(iii)                               An underwriter or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board.

(iv)                              The Board may reduce the Excepted Holder Limit for an Excepted Holder only:  (1) with the written consent of such Excepted Holder or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

(v)                                 To the fullest extent permitted by law, any determination made by the Board with respect to the provisions of Section 6.2(f) may be made without regard to any duties that the Board may have to the Prohibited Owner or any other Person.

(g)                                  Increase or Decrease in Ownership Limit.  The Board may from time to time increase or decrease the Ownership Limit, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

(h)                                 Legend.  Unless otherwise provided by the Board, each certificate for Shares (or securities exercisable for or convertible into Shares) shall bear a legend with respect to the restrictions contained in the Charter in such form as shall be prescribed by the Board.  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

(i)                                     No Recourse.  A Prohibited Owner shall have no claim, cause of action or other recourse whatsoever against the purported transferor of Shares causing the violation of the restrictions set forth in Section 6.2(a).

Section 6.3                                    Transfer of Shares.

(a)                                 Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.2(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such

Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 6.3(e)).  Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to any other purported Transfer or other event that otherwise results in the transfer to the Charitable Trust pursuant to Section 6.2(a)(ii).  The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3(g).

(b)                                 Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Corporation.  The Prohibited Owner shall:  (i) have no rights in the Shares held by the Charitable Trustee; (ii) not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 6.3(e)); (iii) have no rights to dividends or other distributions; (iv) not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and (v) have no claim, cause of action or other recourse whatsoever against the purported transferor of such Shares.

(c)                                  Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 6.3(e)).  Any dividend or other distribution paid prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee by the Prohibited Owner upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its stock transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)                                 Rights upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Corporation, in accordance with Section 6.3(e).

(e)                                  Sale of Shares by Charitable Trustee.

(i)                                     Within 20 days of receiving notice from the Corporation that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 6.2(a)(ii)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.2(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3(e).

(ii)                                  A Prohibited Owner shall receive the lesser of (1) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust, and (2) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust plus any dividends received by the Charitable Trustee on such Shares.  Any net sales proceeds and dividend proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3(e), such excess shall be paid to the Charitable Trustee upon demand.

(f)                                   Purchase Right in Shares Transferred to Trustee.  Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise, gift or other such transaction, the Market Price per such Share on the day of the event causing the Shares to be held in the Charitable Trust) and (ii) the Market Price per such Share on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.3(e).  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 6.3(e).

(g)                                  Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Corporation shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.2(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.4                                    Transactions on a National Securities Exchange.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5                                    Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI (and, to the fullest extent permitted by law, a Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 8.2).

Section 6.6                                    Non-Waiver.  No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

Section 6.7                                    Predecessor LLC Ownership Limitations.  The provisions of Article VIII of the Prior LLC Agreement shall survive the conversion of TravelCenters of America LLC into the Corporation so as to continue to apply, and the Board shall enforce such provisions, with respect to Shares (as defined in the Prior LLC Agreement) for periods prior to the Effective Time. Such survival and enforcement by the Board shall include the power of the Board to grant Excepted Holder status under the Prior LLC Agreement.

Section 6.8                                    Enforceability.  If any of the restrictions on transfer of Shares contained in this Article VI are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Prohibited Owner may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Shares and to hold such Shares on behalf of the Corporation.

ARTICLE VII

AMENDMENTS

Section 7.1                                    Amendment of Charter.

(a)                                 General.  The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock of the Corporation. All rights and powers conferred by the Charter on stockholders, Directors and officers are granted subject to this reservation. All references to the Charter shall include all amendments and supplements thereto.

(b)                                 By the Board of Directors.  The Board may amend the Charter from time to time, without any action by the stockholders of the Corporation, in the manner and to the extent permitted by the MGCL.

(c)                                  By Stockholders.  Except as otherwise provided in Section 7.1(b), any amendment to the Charter must first be declared advisable by a majority of the Board and then shall be valid only if approved by stockholders in accordance with Article V; provided, however, no provision of the Charter that establishes a percentage, proportion or other amount of affirmative votes of stockholders required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would reduce such percentage or amount unless such amendment is approved by the affirmative vote of stockholders entitled to cast votes that constitute not less than the percentage or amount of votes sought to be reduced.

ARTICLE VIII

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 8.1                                    Indemnification by the Corporation.

(a)                                 The Corporation shall indemnify (i) any Person who is a present or former Director or officer of the Corporation (including a predecessor of the Corporation), and (ii) any Person who is or was serving at the request of the Corporation (including a predecessor of the Corporation) as an officer, director, member, trustee, manager or partner of another Person (provided that a Person shall not be so indemnified by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), in each case to the fullest extent permitted by Maryland law, as now or hereafter in effect, and such right to indemnification shall continue as to a Person who has ceased to be a Director or officer of the Corporation (including a predecessor of the Corporation) or ceased to so serve at the request of the Corporation, as applicable, and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any such Person (or his or her heirs, executors or personal or legal representatives) pursuant to this Section 8.1(a) in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board; and provided, further, that this Section 8.1(a) shall not obligate the Corporation to indemnify any such Person (or his or her heirs, executors or personal or legal representatives) to a greater extent than the Corporation is permitted by Maryland law, as now or hereafter in effect, to indemnify a Director.  The right to indemnification conferred by this Section 8.1(a) shall include the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.  The rights to indemnification and to the advancement of expenses conferred in this Section 8.1(a) shall vest immediately upon election or appointment of a Director or officer, or upon commencement of service at the request of the Corporation, and shall not be exclusive of any other right which any Person may have or hereafter acquire under the Charter, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

(b)                                 The Corporation shall indemnify any Person the Board designates as an indemnitee for purposes of this Section 8.1(b) (any such Person, an “Indemnitee”) to the fullest extent permitted by Maryland law, as now or hereafter in effect, but subject to the limitations expressly provided in the Charter or in the Bylaws, and such right to indemnification shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that an Indemnitee shall not be indemnified and held harmless pursuant to this Section 8.1(b) if there has been a final and non-appealable judgment entered by an arbiter of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 8.1(b), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided further, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Indemnitee (or his or her heirs, executors or personal or legal representatives) pursuant to this Section 8.1(b) in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board.  To the fullest extent permitted by Maryland law, as now or hereafter in effect, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 8.1(b) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Corporation prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Corporation of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 8.1(b).  The indemnification, advancement of expenses and other provisions of this Section 8.1(b) shall be in addition to any other rights to which an Indemnitee may be entitled under the Charter, any agreement, pursuant to any vote of stockholders entitled to vote on such matter, pursuant to a vote of the Board, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.  An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the Charter or applicable law.  The indemnification, advancement of expenses and other provisions of this Section 8.1(b) are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  The provisions of this Section 8.1(b) shall be applicable to all claims, demands, actions, suits or proceedings whether arising from acts or omissions to act occurring before or after its adoption.  For purposes of this Section 8.1(b), Hospitality Properties Trust, a Maryland real estate investment trust, and The RMR Group LLC (“RMR LLC”) and The RMR Group Inc., together with their respective officers and directors, are each designated as Indemnitees.

(c)                                  The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to, and to obligate the Corporation to indemnify and advance expenses to, any Person, including, without limitation, any Director, officer, employee or agent of the Corporation (including a predecessor of the Corporation).

Section 8.2                                    Indemnification of the Corporation.  To the fullest extent permitted by Maryland law, as in effect from time to time, each stockholder will be liable to the Corporation (and any subsidiaries or Affiliates thereof) for, and indemnify and hold harmless the Corporation (and any subsidiaries or Affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such stockholder’s breach of or failure to fully comply with any covenant, condition or provision of the Charter or the Bylaws, or any action by or against the Corporation (or any subsidiaries or Affiliates thereof) in which such stockholder is not the prevailing party, and shall pay such indemnitee such amounts on demand, together with interest on such amounts, which interest will accrue at the rate of interest provided in the Bylaws for indemnification amounts payable by a stockholder to any such indemnitee pursuant to this Section 8.2 or the Bylaws or if there are no Bylaws of the Corporation or if the Bylaws which may be in effect do not provide for a rate of interest for any such amounts then the rate of interest for such amounts shall be the lesser of 15% per annum compounded and the maximum amount permitted by law, in each case, from the date such costs or the like are incurred until the receipt of repayment by the indemnitee.

Section 8.3                                    Limitation of Liability.  To the maximum extent that Maryland law, as in effect from time to time, permits limitation of the liability of Directors and officers of a corporation, no present or former Director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  The Corporation shall have the power, with the approval of the Board, to limit the liability of any other Person to the Corporation as may be set forth in the Bylaws or as otherwise determined by the Board from time to time.

Section 8.4                                    Amendment.  No amendment, modification or repeal of this Article VIII (or any provision included herein) or any provision hereof, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Article VIII, shall in any manner (a) terminate, reduce or impair the right of any past, present or future indemnitee to be indemnified by the Corporation, nor the obligations of the Corporation to indemnify any such indemnitee under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification, repeal or adoption with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, repeal or adoption, regardless of when such claims may arise or be asserted, or (b) apply to or affect in any respect the applicability of Section 8.3 with respect to any act or failure to act which occurred prior to such amendment, modification, repeal or adoption.

ARTICLE IX

ARBITRATION

Section 9.1                                    Procedures for Arbitration of Disputes.  Any disputes, claims or controversies brought by or on behalf of any stockholder (which, for purposes of this Article IX, shall mean any stockholder of record or any beneficial owner of shares of stock of the

Corporation, or any former stockholder of record or beneficial owner of shares of stock or other equity interests of the Corporation, including any predecessor entity), either on his, her or its own behalf, on behalf of the Corporation or on behalf of any holders of any series or class of shares of the Corporation against the Corporation or any Director, officer, manager (including The RMR Group LLC and The RMR Group Inc. or its or their successors), agent or employee of the Corporation, including disputes, claims or controversies relating to the application or enforcement of the Charter or the Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute or Disputes be resolved through binding and final arbitration in accordance with the procedures and rules for arbitration prescribed by the Bylaws. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Directors, officers or managers of the Corporation and class actions by stockholders against those individuals or entities and the Corporation.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. Notwithstanding the foregoing, (a) the provisions of this Article IX shall not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of the Charter or the Bylaws, but such request shall be heard and determined by a court of competent jurisdiction and (b) in the event a Dispute involves both a question of the meaning, interpretation or validity of any provision of the Charter or the Bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of the Charter or the Bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by a court of competent jurisdiction.

Section 9.2                                    Award Final.  The award or decision of the arbitrator(s), which in the case of an appeal in accordance with the procedures and rules for arbitration prescribed in the Bylaws is the decision rendered by an appeal tribunal, shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made, except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 9.3                                    Costs and Expenses.  Except as otherwise set forth in the Charter, including Section 8.2, or the Bylaws, or agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Corporation’s award to the claimant or the claimant’s attorneys.

Section 9.4                                    Beneficiaries.  This Article IX is intended to benefit and be enforceable by the stockholders, Directors, officers, managers (including The RMR Group LLC and The RMR Group Inc. or its or their successors), agents or employees of the Corporation and the Corporation and shall be binding on the stockholders and the Corporation, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 9.5                                    Supplementary Provisions.  The Board may, in its sole discretion, adopt such Bylaws as it deems necessary or appropriate to supplement or clarify the provisions of this Article IX.

ARTICLE X

MISCELLANEOUS

Section 10.1                             Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 10.2                             Ambiguity.  In the case of an ambiguity in the application of any provision of the Charter or any definition contained in the Charter, the Board shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and any such determination shall be final and binding.

Section 10.3                             Construction.  In the Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Charter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act as of the 30th day of July, 2019.

/s/ Mark R. Young
Mark R. Young
Incorporator

[Signature Page to Maryland Charter]